As filed with the Securities and Exchange Commission on June 14, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SMITHFIELD FOODS, INC.	Virginia	52-0845861
(Exact name of registrant as specified in charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Commerce Street

Smithfield, Virginia 23430

(757) 365-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael H. Cole, Esq.

Vice President, Chief Legal Officer and Secretary

200 Commerce Street

Smithfield, Virginia 23430

(757) 365-3030

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jane Whitt Sellers, Esq.

McGuireWoods LLP

901 E. Cary Street

Richmond, Virginia 23219

(804) 775-1054

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement, as determined by the Registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Offering Price/ Amount of Registration fee
Primary Offering	(1)
Common Shares with associated Rights to Purchase Smithfield Foods, Inc., Series A Preferred Shares(2)
Preferred Shares
Depositary Shares(3)
Warrants
Senior Debt Securities
Subordinated Debt Securities
Stock Purchase Contracts
Stock Purchase Units(4)
Secondary Offering
Selling Securityholder Common Shares, with associated Rights to Purchase Smithfield Foods, Inc., Series A Preferred Shares(2)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee, except for $61,000 that may be offset pursuant to Rule 457(p) for fees paid with respect to $750,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-106339 and not sold thereunder. The estimated aggregate initial offering price of the securities which could be issued in association with the offset fee of $61,000 is approximately $2,000,000,000.
(2)	Prior to the occurrence of certain events, the rights to purchase, Smithfield Foods, Inc. Preferred Shares, Series A, will be attached to and trade with the Smithfield Foods, Inc. Common Shares. Value attributable to such rights, if any, will be reflected in the market price of the Smithfield Foods, Inc. Common Shares.
(3)	Depositary Shares will represent fractional interests in Preferred Shares registered hereby.
(4)	Each Stock Purchase Unit of Smithfield Foods, Inc. consists of (a) a Stock Purchase Contract, under which the holder, upon settlement, will purchase an indeterminate number of Common Shares of Smithfield Foods, Inc. and (b) either a beneficial interest in senior or unsubordinated debt securities, preferred stock or debt obligations of third parties, including U.S. Treasury securities, purchased with the proceeds from the sale of the Stock Purchase Units. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such Common Shares. No separate consideration will be received for the Stock Purchase Contracts or the related beneficial interest.

PROSPECTUS

SMITHFIELD FOODS, INC.

200 Commerce Street

Smithfield, Virginia 23430

(757) 365-3000

From time to time, we may offer and sell the following securities:

Common Shares

Preferred Shares

Depositary Shares

Warrants

Senior Debt Securities

Subordinated Debt Securities

Stock Purchase Contracts

Stock Purchase Units

We will provide specific terms of these securities in supplements to this prospectus or other offering materials. In addition, from time to time, this prospectus may also be used by selling securityholders to sell our common shares covered by this prospectus. You should read this prospectus and any supplement or other offering materials carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or supplements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 14, 2007.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the SEC) using a shelf registration process. Under this shelf process, we may, from time to time, sell any of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will also be discussed in the applicable prospectus supplement or other offering materials as necessary. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement or other offering materials together with additional information described under the heading “Where You Can Find More Information.”

When used in this prospectus, the terms “Smithfield,” “we,” “our” and “us” refer to Smithfield Foods, Inc. and its subsidiaries. You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or other offering materials. We have not, and no underwriter, agent or dealer has, authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This document may only be used where it is legal to sell these securities. We are not, and no underwriter, agent or dealer is, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information which appears in this document and which is incorporated by reference in this document may only be accurate as of the date of this document or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

THE COMPANY

We are the largest hog producer and pork processor in the world and the fifth largest beef processor in the United States. We conduct our business through six reporting segments, Pork, Beef, International, Hog Production, Other and Corporate, each of which is comprised of a number of subsidiaries.

Smithfield Foods, Inc. is a Virginia corporation. Our principal executive offices are located at 200 Commerce Street, Smithfield, Virginia 23430, and our telephone number is (757) 365-3000. Our website address is http://www.smithfieldfoods.com. The information on our website is not part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we will use the net proceeds from the sale of securities by us for capital expenditures and general corporate purposes, including expansion of our processed meats business, our hog production facilities and strategic acquisitions and the repayment of our debt.

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, we will not receive any proceeds from the sale of any securities sold by any selling securityholder.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for each of the last five fiscal years and for the 39 weeks ended January 28, 2007.

Fiscal year ended					39 weeks ended
April 30, 2006	May 1, 2005	May 2, 2004	April 27, 2003	April 28, 2002	January 28, 2007
2.6x	3.9x	2.8x	1.2x	4.1x	2.4x

For the purposes of computing the ratios of earnings to fixed charges, earnings are divided by fixed charges. Earnings represent the aggregate of income from continuing operations before taxes and fixed charges (excluding capitalized interest). Fixed charges represent interest on indebtedness (including capitalized interest), amortization of deferred debt issuance costs and an estimate of the interest portion of fixed rent expense (estimated to be one-third).

DESCRIPTION OF DEBT SECURITIES

The term Debt Securities includes our Senior Debt Securities and our Subordinated Debt Securities. We will issue the Senior Debt Securities in one or more series under a Senior Indenture between us and U.S. Bank National Association (U.S. Bank), or another trustee chosen by us, and the Subordinated Debt Securities in one or more series under a Subordinated Indenture between us and U.S. Bank, or another trustee chosen by us. The Senior Indenture and the Subordinated Indenture are called the Indentures in this prospectus. We have summarized selected provisions of the Indentures below. The forms of the Senior Indenture and the Subordinated Indenture have been filed as exhibits to the registration statement, and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to section numbers of the Indentures so that you can easily locate these provisions. Capitalized terms used in this description have the meanings specified in the Indentures.

General

Unless the applicable prospectus supplement states otherwise, the Senior Debt Securities will be our direct, unsecured obligations and will rank equally with all of our direct, other senior and unsubordinated debt. The Subordinated Debt Securities will be our unsecured obligations and will rank junior in right of payment to our Senior Indebtedness, as described under the heading “Additional Terms of Subordinated Debt Securities—Subordination.”

Because we are a holding company that conducts all of our operations through our subsidiaries, our ability to meet our obligations under the Debt Securities depends on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. The debt securities are not guaranteed by our subsidiaries and, therefore, holders of Debt Securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders and any preferred stockholders in our subsidiaries.

Because the Debt Securities will be unsecured, they will effectively be subordinated to our secured debt to the extent of the value of the assets securing such debt. In the event of a bankruptcy or similar proceeding involving us, our assets which serve as collateral will be available to satisfy the obligations under any secured debt before any payments are made on the Debt Securities.

Neither of the Indentures limits the amount of Debt Securities that we may issue under it or protects the holders of Debt Securities if we engage in a highly leveraged transaction. We may issue Debt Securities from time to time under the Indentures in one or more series by entering into supplemental indentures or by our Board of Directors or a duly authorized committee authorizing the issuance.

Debt Securities may be issued as original issue discount securities, as defined in the Indentures, to be sold at a substantial discount below their principal amount. Original issue discount securities may include “zero coupon” securities that do not pay any cash interest for the entire term of the securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder thereof upon an acceleration will be determined in the manner described in the applicable prospectus supplement. Conditions pursuant to which payment of the principal of the Debt Securities may be accelerated will be set forth in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Under the Indentures, the terms of Debt Securities of any series may differ and we, without the consent of the holders of the Debt Securities of any series, may reopen a previous series of Debt Securities and issue additional Debt Securities of that series or establish additional terms of that series, unless otherwise indicated in the applicable prospectus supplement.

Provisions of a particular series

The prospectus supplement for a particular series of Debt Securities will specify the terms of that series, including, if applicable, some or all of the following:

•	the title and type of the Debt Securities;

•	the total principal amount of the Debt Securities;

•	the portion of the principal payable upon acceleration of maturity, if other than the entire principal;

•	the date or dates on which principal is payable or the method for determining the date or dates, and any right that we have to change the date on which principal is payable;

•	the interest rate or rates, if any, or the method for determining the rate or rates, and the date or dates from which interest will accrue;

•	any interest payment dates and the regular record date for the interest payable on each interest payment date, if any;

•	any optional redemption terms, or any repayment terms;

•	any provisions that would obligate us to repurchase or otherwise redeem the Debt Securities, or, with respect to the Senior Debt Securities, any sinking fund provisions;

•	the currency in which payments will be made if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars;

•	if payments may be made, at our election or at the holder’s election, in a currency other than that in which the Debt Securities are stated to be payable, then the currency in which those payments may be made, the terms and conditions of the election and the manner of determining those amounts;

•	any index or formula used for determining principal, interest, or premium, if any;

•	the percentage of the principal amount at which the Debt Securities will be issued, if other than 100% of the principal amount;

•	whether to be issued in fully registered certificated form or book-entry form, represented by certificates deposited with, or on behalf of, a securities depositary and registered in the name of the depositary’s nominee (Book-Entry Debt Securities);

•	whether the debt securities are convertible into or exchangeable for other Securities and the terms and conditions upon which such conversion or exchange may occur;

•	denominations, if other than $1,000 each or multiples of $1,000;

•	any changes to events of defaults or covenants; and

•	any other terms of the Debt Securities. (Sections 201 & 301 of the Senior Indenture & Subordinated Indenture.)

The prospectus supplement will also discuss any material federal income tax considerations regarding the Debt Securities and any provisions granting special rights to holders when a specified event occurs.

Conversion, exchange or redemption

No Debt Security will be subject to conversion, amortization, exchange or redemption, unless otherwise provided in the applicable prospectus supplement. Any provisions relating to the conversion, exchange or redemption of Debt Securities will be set forth in the applicable prospectus supplement, including whether conversion is mandatory or at our or a holder’s option. If no redemption date or redemption price is indicated

with respect to a Debt Security, we cannot redeem the Debt Security before its stated maturity. Unless otherwise specified in the applicable prospectus supplement, Debt Securities subject to redemption by us will be subject to the following terms:

•	redeemable on the applicable redemption dates;

•	redemption dates and redemption prices fixed at the time of sale and set forth on the Debt Security; and

•	redeemable in whole or in part (provided that any remaining principal amount of the Debt Security will be equal to an authorized denomination) at our option at the applicable redemption price, together with interest, payable to the date of redemption, on notice given not more than 60 nor less than 30 days before the date of redemption. (Section 1104 of the Senior Indenture & Subordinated Indenture.)

We will not be required to:

•	issue, register the transfer of, or exchange any Debt Securities of a series during the period beginning 15 days before the date the notice is mailed identifying the Debt Securities of that series that have been selected for redemption; or

•	register the transfer of, or exchange any Debt Security of that series selected for redemption except the unredeemed portion of a Debt Security being partially redeemed. (Section 305 of the Senior Indenture & Subordinated Indenture.)

Payment and transfer; paying agent

The paying agent will pay the principal of any Debt Securities only if those Debt Securities are surrendered to it. Unless we state otherwise in the applicable prospectus supplement, the paying agent will pay principal, interest and premium, if any, on Debt Securities, subject to such surrender, where applicable, at its office or, at our option:

•	by wire transfer to an account at a banking institution in the United States that is designated in writing to the applicable Trustee or paying agent before the deadline set forth in the applicable prospectus supplement by the person entitled to that payment (which in the case of Book-Entry Debt Securities is the securities depositary or its nominee); or

•	by check mailed to the address of the person entitled to that interest as that address appears in the security register for those Debt Securities. (Sections 307 & 1001 of the Senior Indenture & Sections 308 & 1001 of the Subordinated Indenture.)

Unless we state otherwise in the applicable prospectus supplement, the applicable Trustee will act as paying agent for the Debt Securities, and the principal corporate trust office of such Trustee will be the office through which the paying agent acts. We may, however, change or add paying agents or approve a change in the office through which a paying agent acts. (Section 1002 of the Senior Indenture & Subordinated Indenture.)

Any money that we have paid to a paying agent for principal or interest on any Debt Securities that remains unclaimed at the end of two years after that principal or interest has become due will be repaid to us at our request. After repayment to us, holders should look only to us for those payments. (Section 1003 of the Senior Indenture & Subordinated Indenture.)

Neither we nor any Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Book-Entry Debt Security, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We expect that the securities depositary, upon receipt of any payment of principal, interest or premium, if any, in a Book-Entry Debt Security, will credit immediately the accounts of the related participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in the Book-Entry Debt Security as shown on the records of the securities depositary. We also expect that payments by participants to owners of beneficial interests in a Book-Entry Debt Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of the participants.

Fully registered securities may be transferred or exchanged at the corporate trust office of the applicable Trustee or at any other office or agency we maintain for those purposes, without the payment of any service charge except for any tax or governmental charge and related expenses. (Section 305 of the Senior Indenture & Subordinated Indenture.)

Global securities

Book-Entry Debt Securities will be represented by one or more fully registered global certificates. Each global certificate will be deposited and registered with the securities depositary or its nominee or a custodian for the securities depositary. Unless it is exchanged in whole or in part for Debt Securities in definitive form, a global certificate may generally be transferred only as a whole unless it is being transferred to certain nominees of the depositary. (Section 305 of the Senior Indenture & Subordinated Indenture.)

Unless otherwise stated in any prospectus supplement, The Depository Trust Company will act as the securities depositary. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be effected only through, records maintained by the securities depositary and its participants. If there are any additional or differing terms of the depositary arrangement with respect to the Book-Entry Debt Securities, we will describe them in the applicable prospectus supplement.

Holders of beneficial interests in Book-Entry Debt Securities represented by a global certificate are referred to as beneficial owners. Beneficial owners will be limited to institutions having accounts with the securities depositary or its nominee, which are called participants in this discussion, and to persons that hold beneficial interests through participants. When a global certificate representing Book-Entry Debt Securities is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of Book-Entry Debt Securities the global certificate represents to the accounts of its participants. Ownership of beneficial interests in a global certificate will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:

•	the securities depositary, with respect to participants’ interests; and

•	any participant, with respect to interests the participant holds on behalf of other persons.

As long as the securities depositary or its nominee is the registered holder of a global certificate representing Book-Entry Debt Securities, that person will be considered the sole owner and holder of the global certificate and the Book-Entry Debt Securities it represents for all purposes. Except in limited circumstances, beneficial owners:

•	may not have the global certificate or any Book-Entry Debt Securities it represents registered in their names;

•	may not receive or be entitled to receive physical delivery of certificated Book-Entry Debt Securities in exchange for the global certificate; and

•	will not be considered the owners or holders of the global certificate or any Book-Entry Debt Securities it represents for any purposes under the Debt Securities or the Indentures. (Section 308 of the Senior Indenture & Section 309 of the Subordinated Indenture.)

We will make all payments of principal, interest and premium, if any, on a Book-Entry Debt Security to the securities depositary or its nominee as the holder of the global certificate. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

Payments participants make to beneficial owners holding interests through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global certificate. Neither we nor the Trustee nor any agent of ours or the Trustee’s will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global certificate representing Book-Entry Debt Securities, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Covenants

Unless otherwise indicated in the applicable prospectus supplement, under the Indentures we will:

•	pay the principal, interest and premium, if any, on the Debt Securities when due;

•	maintain a place of payment;

•	deliver an officer’s certificate to the applicable Trustee at the end of each fiscal year confirming our compliance with our obligations under each of the Indentures;

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium, if any;

•	maintain our existence; and

•	comply with any other covenants included in the applicable indenture or any supplemental indenture. (Sections 1001, 1002, 1003, 1005 & 1006 of the Senior Indenture & Subordinated Indenture.)

Consolidation, merger or sale

Under the terms of the Indentures, we are generally permitted to consolidate or merge with any other person. We are also permitted to transfer all or substantially our assets to any person. However, each Indenture provides that we may not consolidate with or merge into, or transfer all or substantially all of our assets to, any person, unless:

•	the person expressly assumes, by a supplemental indenture, executed and delivered to the applicable Trustee and in form satisfactory to the applicable Trustee, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance of every covenant of the applicable Indenture on the part of us to be performed or observed;

•	immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

•	we have delivered to the applicable Trustee an officer’s certificate and an opinion of counsel each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with all conditions provided in the applicable Indenture. (Sections 801 & 802 of the Senior Indenture & Subordinated Indenture.)

Events of Default

Except as may be provided in the applicable prospectus supplement, an Event of Default when used in each of the Indentures with respect to Debt Securities of any series, will mean any of the following:

•	failure to pay the principal or any premium on any Debt Securities of that series when due;

•	with respect to the Senior Debt Securities of any series, failure to deposit any sinking fund payment when due that continues for 60 days;

•

failure to pay any interest on any Debt Securities of that series, when due, that continues for 30 days; provided that, if applicable, for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of Subordinated Debt Securities that permit such deferrals;

•	failure to perform any other covenant in the applicable Indenture (other than a covenant expressly included solely for the benefit of other series) that continues for 60 days after the applicable Trustee or the holders of at least 25% of the outstanding Debt Securities of that series give us written notice of the default;

•	certain events in bankruptcy, insolvency or reorganization; or

•	any other Event of Default included in the applicable Indenture or any supplemental indenture with respect to Debt Securities of that series. (Section 501 of the Senior Indenture & Subordinated Indenture.)

In the case of a default described in the fourth bullet above, the grace period may be extended by the Trustee or, if holders of a particular series have given a notice of default, by holders of at least the same percentage of Debt Securities of that series, together with the applicable Trustee. The grace period will be automatically extended if we have initiated and are diligently pursuing corrective action.

If an Event of Default for any series of Debt Securities occurs and continues, the applicable Trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of the series may declare the entire principal of all the Debt Securities of that series to be due and payable immediately; provided however, that if an Event of Default specified in the fifth bullet above with respect to us occurs, the principal of, premium, if any, and accrued and unpaid interest on all the Debt Securities will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. If we issued the Debt Securities with original issue discount, less than the stated principal amount may become due and payable. If the Debt Securities are declared due and payable, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can void the declaration. (Section 502 of the Senior Indenture & Subordinated Indenture.)

The applicable Trustee may withhold notice to the holders of Debt Securities of any default (except in the payment of principal or interest) if it considers the withholding of notice to be in the best interests of the holders. Other than its duties in case of a default, a Trustee is not obligated to exercise any of its rights or powers under the Indentures at the request, order or direction of any holders, unless the holders offer the Trustee reasonable indemnity. If they provide this reasonable indemnification, the holders of a majority in principal amount of any series of Debt Securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for any series of Debt Securities. (Sections 512, 601, 602 & 603 of the Senior Indenture & Subordinated Indenture.)

The holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal, any premium and, within certain limitations, any interest on that Debt Security on its maturity date or redemption date and to enforce those payments. (Section 508 of the Senior Indenture & Subordinated Indenture.)

Satisfaction; discharge

Unless otherwise specified in the applicable prospectus supplement, we may, subject to certain conditions, discharge all our obligations (except those described below) to holders of any series of Debt Securities issued under the Indentures, which series of Debt Securities have not already been delivered to the Trustee for cancellation and which have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year, by depositing with the Trustee an amount certified to be sufficient to pay when due the principal, interest and premium, if any, on all outstanding Debt Securities of that series. However, certain of our obligations under the Indentures will survive, including with respect to the following:

•	remaining rights to register the transfer, conversion, substitution or exchange of Debt Securities of the applicable series;

•	rights of holders to receive payments of principal of, and any interest on, the Debt Securities of the applicable series, and other rights, duties and obligations of the holders of Debt Securities with respect to any amounts deposited with the applicable Trustee; and

•	the rights, obligations and immunities of the applicable Trustee under the Indentures. (Section 401 of Senior Indenture & Subordinated Indenture.)

Modification of the Indentures; waiver

Under the Indentures our rights and obligations and the rights of the holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent. (Section 902 of the Senior Indenture & Subordinated Indenture.) In addition, we may supplement the Indentures to create new series of Debt Securities, add to the covenants for the benefit of the holders, provide for the acceptance of appointment by a successor trustee, cure any ambiguity provided such action does not adversely affect the interests of outstanding securities in any material respect, revise the terms or purposes of the issuance, authentication and delivery of Debt Securities, add any additional Events of Default, make provisions with respect to conversion or exchange rights of holders and for certain other purposes, without the consent of any holders of Debt Securities. (Section 901 of the Senior Indenture & Subordinated Indenture.)

The holders of a majority of the outstanding Debt Securities of each series under the applicable Indenture with respect to which a default has occurred and is continuing may waive a default for Debt Securities of that series, except a default in the payment of principal or interest, or any premium, on any Debt Securities or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Debt Security of the series affected. (Section 513 of the Senior Indenture & Subordinated Indenture.)

In addition, under certain circumstances, the holders of a majority of the outstanding Subordinated Debt Securities of any series may waive in advance, for that series, our compliance with certain restrictive provisions of the Subordinated Indenture under which those Subordinated Debt Securities were issued. (Section 1009 of the Subordinated Indenture.)

Repayment at the option of the holder; repurchases by the Company

We must repay the Debt Securities at the option of the holders before the applicable stated maturity date only if specified in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement, the Debt Securities subject to repayment at the option of the holder will be subject to repayment:

•	on the specified repayment dates; and

•	at a repayment price equal to 100% of the unpaid principal amount to be repaid, together with unpaid interest accrued to the Repayment Date. (Section 1302 of the Senior Indenture & Subordinated Indenture.)

Unless otherwise specified in the applicable prospectus statement, for any Debt Security to be repaid, the Trustee must receive, at its office maintained for that purpose in Atlanta, Georgia not more than 60 nor less than 30 calendar days before the date of repayment:

•	in the case of a certificated Debt Security, the certificated Debt Security and the form in the Debt Security entitled “Option of Holder to Elect Purchase” duly completed; or

•	in the case of a book-entry Debt Security, instructions to that effect from the beneficial owner to the securities depositary and forwarded by the securities depositary to us.

Exercise of the repayment option by the Holder will be irrevocable. (Section 1303 of the Senior Indenture & Subordinated Indenture.)

Only the securities depositary may exercise the repayment option in respect of beneficial interests in the book-entry Debt Securities. Accordingly, beneficial owners that desire repayment in respect of all or any portion of their beneficial interests must instruct the participants through which they own their interests to direct the securities depositary to exercise the repayment option on their behalf. All instructions given to participants from beneficial owners relating to the option to elect repayment will be irrevocable. In addition, at the time the instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the book-entry Debt Securities or the global certificate representing the related book-entry Debt Securities, on the securities depositary’s records, to the Trustee. See “Description of the Debt Securities—Global Securities.”

Defeasance

We will be discharged from our obligations on the Debt Securities of any series at any time if we deposit with the Trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the Debt Securities of that series. If this happens, the holders of the Debt Securities of the series will not be entitled to the benefits of the applicable Indenture except for registration of transfer and exchange of Debt Securities and replacement of lost, stolen or mutilated Debt Securities. (Section 402 of the Senior Indenture & Subordinated Indenture.)

Under federal income tax law as of the date of this prospectus, a discharge may be treated as an exchange of the related Debt Securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis for the Debt Securities and the value of the holder’s interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. We urge prospective investors to consult their own tax advisers as to the consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.

No personal liability of directors, officers and stockholders

The Indentures provide that no recourse for the payment of the principal of, premium, if any, or interest on any of the Debt Securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any of our obligations, covenants or agreements in the Indentures, or in any of the Debt Securities or because of the creation of any indebtedness represented thereby, will be had against any of our incorporators, shareholders, officers or directors or of any successor person thereof. Each holder, by accepting the Debt Securities, waives and releases all such liability. Such waiver and release are not intended to affect the rights of holders under the federal securities laws. (Section 1601 of the Senior Indenture & Section 1701 of the Subordinated Indenture.)

Concerning the Trustee

Unless otherwise specified in the applicable prospectus supplement, U.S. Bank will be the Trustee under the Indentures. We and certain of our affiliates maintain deposit accounts and banking relationships with U.S. Bank. U.S. Bank also performs agency functions with respect to other securities issued by our affiliates. U.S. Bank and its affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates. U.S. Bank also serves as trustee under other indentures with us pursuant to which securities of ours and our affiliates are outstanding.

The Trustee will perform only those duties that are specifically set forth in the Indentures unless an Event of Default under an Indenture occurs and is continuing. Other than its duties in case of a default, the Trustee is under no obligation to exercise any of its powers under the Indentures at the request of any holder of Debt Securities unless that holder offers reasonable indemnity to the Trustee against the costs, expenses and liabilities which it might incur as a result. (Section 601 of the Senior Indenture & Subordinated Indenture.)

If and when the Trustee will be or become our creditor (or any other obligor upon the Debt Securities), the Trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against us (or any such other obligor). (Section 614 of the Senior Indenture & Subordinated Indenture.)

The Trustee administers its corporate trust business at 1349 W. Peachtree St. NW, Suite 1050, Atlanta, Georgia.

Governing law

The Indentures provide that the Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113 of the Senior Indenture & Subordinated Indenture.)

ADDITIONAL TERMS OF THE SUBORDINATED DEBT SECURITIES

Our Subordinated Indenture contains certain provisions that are not common with the Senior Indenture.

Option to extend interest payment period

If so provided in the applicable prospectus supplement, we can defer interest payments on the Subordinated Debt Securities by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement (each, an Extension Period). Other details regarding the Extension Period will also be specified in the applicable prospectus supplement. No Extension Period may extend beyond the maturity of the Subordinated Debt Securities. At the end of the Extension Period(s), we will pay all interest then accrued and unpaid, together with interest compounded quarterly at the rate for the Subordinated Debt Securities, to the extent permitted by applicable law. (Section 307 of the Subordinated Indenture.)

During any Extension Period, we will not make distributions related to our capital stock, including dividends, redemptions, repurchases, liquidation payments, or guarantee payments.

Also we will not make any payments, redeem or repurchase any debt securities of equal or junior rank to the Subordinated Debt Securities or make any guarantee payments on any such debt securities. We may, however, make the following types of distributions:

•	dividends paid in common shares;

•	dividends in connection with the implementation of a shareholder rights plan; or

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants.

Subordination

Each series of Subordinated Debt Securities will be subordinate in right of payment, to the extent set forth in the Subordinated Indenture, to all Senior Indebtedness as defined below. Unless otherwise provided in the applicable prospectus supplement, if:

•	we make a payment or distribution of any of our assets to creditors upon our dissolution, winding-up, liquidation or reorganization, whether in bankruptcy, insolvency or otherwise;

•	a default beyond any grace period has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness; or

•	the maturity of any Senior Indebtedness has been accelerated because of a default on that Senior Indebtedness,

then the holders of Senior Indebtedness generally will have the right to receive payment, in the case of the first instance, of all amounts due or to become due upon that Senior Indebtedness, and, in the case of the second and third instances, of all amounts due on that Senior Indebtedness, or we will make provision for those payments, before the holders of any Subordinated Debt Securities have the right to receive any payments of principal or interest on their Subordinated Debt Securities. (Sections 1401 & 1409 of the Subordinated Indenture.)

Unless otherwise provided in the applicable prospectus supplement, Senior Indebtedness means, with respect to any series of Subordinated Debt Securities, the principal, premium, interest and any other payment in respect of any of the following:

•	all of our indebtedness for borrowed or purchased money, whether or not evidenced by notes, debentures, bonds or other written instruments;

•	our obligations for reimbursement under letters of credit, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

•	capitalized lease obligations;

•	any of our other indebtedness or obligations with respect to commodity contracts, interest rate commodity and currency swap agreements and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have endorsed or guaranteed or for which we are otherwise liable.

Senior Indebtedness will not include our obligations to trade creditors or indebtedness to our subsidiaries. (Section 101 of the Subordinated Indenture.)

Senior Indebtedness will be entitled to the benefits of the subordination provisions in the Subordinated Indenture irrespective of the amendment, modification or waiver of any term of the Senior Indebtedness. We may not amend the Subordinated Indenture to change the subordination of any outstanding Subordinated Debt Securities without the consent of each holder of Senior Indebtedness that the amendment would adversely affect. (Sections 902 & 1407 of the Subordinated Indenture.)

The Subordinated Indenture does not limit the amount of Senior Indebtedness that we may issue.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and is qualified in its entirety by reference to our amended and restated articles of incorporation (articles of incorporation), amended and restated bylaws (bylaws) and our shareholder rights plan, which are filed as exhibits to the registration statement of which this prospectus forms a part, and by applicable law.

Our authorized capital consists of 200,000,000 common shares, $.50 par value, and 1,000,000 preferred shares, $1.00 par value. Of the authorized preferred shares, 200,000 are designated Series A Junior Participating preferred shares and one is designated a Series B preferred share. At May 31, 2007, 134,221,174 common shares were outstanding. At that date, no Series A or Series B preferred shares were outstanding.

Preferred shares

The following description of the terms of the preferred shares sets forth certain general terms and provisions of our authorized preferred shares under this prospectus. If we issue preferred shares, the specific designations and rights will be described in the prospectus supplement or other offering materials and a description will be filed with the SEC.

Our board of directors can, without approval of shareholders, issue one or more series of preferred shares. The board can also determine the number of shares of each series and the rights, preferences and limitations of each series including the maximum number of shares in the series, designation, voting rights, conversion rights, redemption rights and any liquidation preferences, and the terms and conditions of issue. Under certain circumstances, preferred shares could also restrict dividend payments to holders of our common shares. The preferred shares will, when issued, be fully paid and non-assessable.

The transfer agent, registrar, and dividend disbursement agent for a series of preferred shares will be named in a prospectus supplement or other offering materials. The registrar for preferred shares will send notices to shareholders of any meetings at which holders of the preferred shares have the right to elect directors or to vote on any other matter or if notice is otherwise required to be given to holders of the preferred shares.

Common shares

Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “SFD.” Any additional common stock we issue under this prospectus will also be listed on NYSE. Our transfer agent and registrar for common shares is Computershare Investor Services, LLC.

Common shareholders will only receive dividends when declared by the board of directors. If declared, dividends may be paid in cash, stock or other forms. If and when we issue preferred shares, common shareholders may not receive dividends until we have satisfied our obligations to our preferred shareholders. Some of our outstanding debt securities, our credit agreements and other loan agreements also restrict our ability to pay cash dividends.

All outstanding shares of common stock are fully paid and non-assessable. Any additional common shares we issue will also be fully paid and non-assessable. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to common shares.

Each share of common stock is entitled to one vote in the election of directors and other matters. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Common shareholders are not entitled to cumulative voting rights. Members of our board of directors serve three-year terms and such elections are staggered. Directors may be removed from office for cause by the vote of at least two-thirds of the outstanding shares entitled to vote.

The quorum required at a shareholders’ meeting for consideration of any matter is a majority of the shares entitled to vote on that matter, represented in person or by proxy. If a quorum is present, action on a matter is approved if the votes cast in favor of the action exceed the votes cast against the action, except for the election of directors as described above. However, approval is required by the majority of all votes entitled to be cast on the transaction by each voting group entitled to vote (or such greater vote as the board of directors may specify in a particular case), in the case of major corporate actions, such as:

•	a merger,

•	a share exchange,

•	an amendment to our amended and restated articles of incorporation other than an amendment to the provisions relating to our board of directors, or

•	the sale, lease, exchange or other disposition of all or substantially all of our property, other than in the usual and regular course of business.

Under Virginia law, the affirmative vote of more that two-thirds of the shares entitled to vote is required for the dissolution of Smithfield.

Our shareholders can submit shareholder proposals and nominate candidates for the board of directors if the shareholders follow advance notice procedures described in our amended and restated bylaws.

Director nominations and shareholder proposals that are late or that are not accompanied by all required information may be rejected. This could prevent shareholders from bringing certain matters before an annual or special meeting, including making nominations for directors.

Under our bylaws, special meetings of the shareholders may be called only by the chairman of the board, the chief executive officer or the president or a majority of the board of directors. This provision could have the effect of delaying until the next annual shareholders’ meeting shareholder actions which are favored by the holders of a majority of our outstanding voting securities, because such holders would be able to take action as shareholders, such as electing new directors or approving a merger, only at a duly called shareholders’ meeting.

We indemnify our officers and directors against all liabilities incurred in connection with their service to us, except liabilities and expenses resulting from that officer’s or director’s willful misconduct or knowing violation of criminal law.

Our articles of incorporation provide that the liability of our directors and officers to us and our shareholders is limited to the fullest extent permitted by Virginia law.

Shareholder rights plan

Under our shareholder rights plan, each outstanding common share has associated with it a right to purchase one two-thousandth of a Series A Junior Participating Preferred Share at a purchase price of $90, subject to adjustment.

The purpose of the rights plan is to:

•	give our board of directors the opportunity to negotiate with any persons seeking to obtain control of Smithfield;

•	deter acquisitions of voting control of Smithfield, without assurance of fair and equal treatment of all of our shareholders; and

•	prevent a person from acquiring in the market a sufficient amount of Smithfield voting power, or a sufficient number of our common shares, to be in a position to block an action sought to be taken by our shareholders.

Until a distribution date occurs, the rights:

•	will not be exercisable; and

•	will be represented by the same certificate that represents the shares with which the rights are associated and will trade together with those shares.

A distribution date would occur upon the earlier of:

•	10 days following a public announcement that a person or group of affiliated or associated persons (person or group) have acquired beneficial ownership of 15% or more of our outstanding common shares or

•	10 business days (or such later date as may be determined by action or our board of directors prior to such time as any person or group becomes an acquiring person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of our outstanding common shares.

In the event that we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold or otherwise transferred after a person or group has become an acquiring person, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right. In the event that any person or group becomes an acquiring person, proper provision shall be made so that each holder of a right, other than rights beneficially owned by the acquiring person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of common shares having a market value of two times the exercise price of the right.

At any time after any person or group becomes an acquiring person and prior to the acquisition by such person or group of 50% or more of our outstanding common shares, our board of directors may exchange the rights (other than rights owned by such person or group which will have become void), in whole or part, at an exchange ratio of one common share, or one two-thousandth of a Series A preferred share, per right.

The purchase price, the number of Series A preferred shares covered by each right and the number of rights outstanding are subject to certain anti-dilution adjustments. With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such purchase price. No fractional Series A preferred shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Series A preferred share, which may, at our election, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series A preferred shares on the last trading day prior to the date of exercise.

At any time prior to the acquisition by a person or group of beneficial ownership of 15% or more of our outstanding common shares, our board of directors may redeem the rights in whole, but not in part, at a price of $.00005 per right. The redemption of the rights may be made effective at such time on such basis with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

The terms of the rights may be amended by our board of directors without the consent of the holders of the rights, except that from and after such time as any person or group becomes an acquiring person no such amendment may adversely affect the interests of the holders of the rights.

Until a right is exercised, the holder of a right will have no rights as a shareholder of Smithfield, including, without limitation, the right to vote or to receive dividends. After exercise, each Series A preferred share will be entitled to a quarterly dividend rate of the greater of $1.00 per share or 2,000 times the quarterly dividend declared on the common shares. In the event of liquidation, the holders of the Series A preferred shares will receive a preferential liquidation payment equal to the greater of $180,000 or 2,000 times the payment made per common share. Each Series A preferred share will have 2,000 votes, voting together with the common shares. Finally, in the event of any merger, consolidation or other transaction in which common shares are exchanged, each preferred share will be entitled to receive 2,000 times the amount received per common share.

The rights will expire on May 31, 2011, unless earlier exercised by a holder or redeemed by Smithfield.

Virginia Stock Corporation Act

We are a Virginia corporation subject to the Virginia Stock Corporation Act (the Virginia Act). Provisions of the Virginia Act, in addition to provisions of our articles of incorporation and bylaws, address corporate governance issues, including the rights of shareholders.

Article 14 of the Virginia Act contains several provisions relating to transactions with interested shareholders are holders of more than 10% of any class of a corporation’s outstanding voting shares. Transactions between a corporation and an interested shareholder are referred to as affiliated transactions. The Virginia Act requires that certain affiliated transactions must be approved by at least two-thirds of the shareholders not including the interested shareholder. Affiliated transactions requiring this two-thirds approval include mergers, share exchanges, material dispositions of corporate assets, dissolution or any reclassification of securities or merger of the corporation with any of its subsidiaries which increases the percentage of voting shares owned by an interested shareholder by more than five percent.

For three years following the time that a shareholder becomes an interested shareholder, a Virginia corporation cannot engage in an affiliated transaction with the interested shareholder without approval of two-thirds of the disinterested voting shares, and majority approval of disinterested directors. A disinterested director is a director who was a director on the date on which an interested shareholder became an interested shareholder or was recommended for election or elected by a majority of the disinterested directors then on the board. After three years, the approval of the disinterested directors is no longer required.

The provisions of the Virginia Act relating to an affiliated transactions do not apply if a majority of disinterested directors approve the acquisition of shares making a person an interested shareholder.

The Virginia Act permits corporations to opt out of the affiliated transactions provisions. We have not opted out of such provision.

The Virginia Act also contains provisions regarding certain control share acquisitions, which are transactions causing the voting strength of shares of any person acquiring beneficial ownership of shares of a public corporation in Virginia to meet or exceed certain threshold voting percentages (20%, 33 1/3%, or 50%). Shares acquired in a control share acquisition have no voting rights unless the voting rights are granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee-director of the corporation. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition.

The Virginia Act permits corporations to opt out of control share acquisition provisions. We have not opted out of such provision.

The standards of conduct for directors of Virginia corporations are listed in Section 13.1-690 of the Virginia Act. Directors must discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants and board committees if they have a good faith belief in their competence. Director’s actions are not subject to reasonableness or prudent person standard. Virginia’s federal and state courts have focused on the process involved with directors’ decision-making and are generally supportive of directors if they have based their decision on an informed process.

Anti-takeover Effects

Certain provisions of Virginia law and our articles of incorporation and bylaws could make it more difficult for our shareholders to change the composition of our board of directors and may also have the effect of discouraging a change of control transaction or limiting the price that certain investors might be willing to pay in the future for our common stock. These provisions include:

•	a provision allowing our board of directors to issue preferred stock and to determine the rights and preferences of the preferred stock, including voting rights, without any vote or action by the holders of our common stock. In some cases, the issuance of preferred shares could delay a change in control of Smithfield and make it harder to remove present management;

•	a provision dividing our board of directors into three classes which means that only approximately one-third of our directors are elected each year;

•	a provision allowing the removal of directors only for cause by the vote of at least two-thirds of the outstanding shares entitled to vote;

•	a provision allowing the amendment of the provisions of the articles of incorporation relating to our board of directors only if the amendment receives the affirmative vote of at least two-thirds of the shares entitled to vote;

•	a provision requiring a majority vote of all votes entitled to be cast for certain major transactions;

•	a provision requiring that shareholders provide advance notice when nominating directors or submitting other shareholder proposals;

•	a provision limiting the people who can call a special shareholders’ meeting to the chairman of the board, the chief executive officer, the president or a majority of the board of directors;

•	the application of Virginia law governing “affiliated transactions,” which prohibits us from entering into a business combination with the beneficial owner of 10% or more of our outstanding voting stock for a period of three years after the 10% or greater owner first reached that level of stock ownership, unless we meet certain criteria; and

•	the application of Virginia law governing “control share acquisitions,” which generally denies voting rights to shares acquired in a transaction that causes the voting strength of any person acquiring beneficial ownership of our common stock to meet or exceed certain threshold percentages (20%, 33-1/3% or 50%) of the total votes to be cast for the election of directors.

In addition, the exercise of the rights conferred by our shareholder rights plan would cause substantial dilution to a person attempting to acquire Smithfield on terms not approved by our board of directors and therefore would significantly increase the price that person would have to pay to acquire Smithfield. Consequently, our rights plan may deter a potential hostile acquisition or tender offer.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of common stock at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as parts of units consisting of a stock purchase contract and beneficial interests in debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts, which we refer to in this prospectus as stock purchase units. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement or other offering materials will describe the terms of the stock purchase contracts or stock purchase units, including, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. We will file the stock purchase contract and any unit agreement with the SEC in connection with any offering of stock purchase contracts or stock purchase units, respectively.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred shares of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement or other offering materials. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred shares related to the depositary shares, we will deposit the preferred shares with the relevant preferred share depositary and will cause the preferred share depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a preferred share represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred shares represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption and liquidation rights).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred shares or common shares. Warrants may be issued independently or together with, or as a unit including, preferred shares or common shares offered by any prospectus supplement or other offering materials and may be attached to or separate from any of the other offered securities. Each warrant will entitle the holder to purchase the number of preferred shares or common shares, as the case may be, at the exercise price and in the manner specified in the prospectus supplement or other offering materials relating to those warrants. Warrants will be issued under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file the warrant agreement, and any unit agreement, with the SEC in connection with any offering of warrants.

The prospectus supplement or other offering materials relating to a particular issuance of warrants will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of such warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the price at which the principal amount of securities may be purchased upon exercise, which price may be payable in cash, securities, or other property;

•	the date on which the right to exercise the warrants commences and the date on which the right expires;

•	if applicable, the number of common shares or preferred shares purchasable upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

SELLING SECURITYHOLDERS

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement, post-effective amendment or other filings we make with the SEC under the Exchange Act will identify the selling securityholders, the terms of the securities and the transaction in which the securities were acquired. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commission under the Securities Act of 1933, as amended. Unless otherwise indicated, the selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, which requires us to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. You may also inspect our filings at the regional offices of the SEC or over the Internet at the SEC’s website at http://www.sec.gov. Our common shares are listed on the New York Stock Exchange under the symbol “SFD.” Our reports, proxy statements and other information may also be read and copied at the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities that we have registered under the registration statement of which this prospectus forms a part:

•	Annual Report on Form 10-K for the year ended April 30, 2006;

•	Quarterly Reports on Form 10-Q for the quarters ended July 30, 2006, October 29, 2006 and January 28, 2007;

•

Current Reports on Form 8-K filed on June 15, 2006, June 20, 2006, June 30, 2006, August 4, 2006, August 10, 2006, August 28, 2006, September 6, 2006, September 18, 2006, September 20, 2006, October 5, 2006, October 24, 2006, November 7, 2006, November 30, 2006 (with respect to information filed pursuant to Item 5.02 only), February 7, 2007, February 15, 2007 (with respect to information filed pursuant to Item 8.01 only), February 23, 2007, May 7, 2007 (with respect to information filed pursuant to Items 5.02, 5.03 and 8.01 only) and June 12, 2007, and Current Report on Form 8-K/A filed on June 14, 2007; and

•

the description of our capital stock contained in the Registration Statement on Form 8-A/A and the description of the rights to purchase Series A Junior Participating Preferred Shares contained in the Registration Statement on Form 8-A, each filed on May 30, 2001.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary

Smithfield Foods, Inc.

200 Commerce Street

Smithfield, Virginia 23430

(757) 365-3000

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by McGuireWoods LLP. Robert L. Burrus, Jr., a partner of McGuireWoods LLP, is one of our directors and owns 10,000 shares of our common stock. As of June 1, 2007, partners of McGuireWoods LLP owned less than one percent of our common stock. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

Our consolidated financial statements at April 30, 2006, and for each of the three years in the period ended April 30, 2006, appearing in our Annual Report on Form 10-K for the fiscal year ended April 30, 2006 (including the schedule appearing therein), and our management’s assessment of the effectiveness of internal control over financial reporting as of April 30, 2006 included therein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, incorporated herein by reference. These consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Premium Standard Farms, Inc. as of March 31, 2007 and March 25, 2006 and for each of the three fiscal years in the period ended March 31, 2007 incorporated into this prospectus by reference from Smithfield’s Current Report on Form 8-K/A filed June 14, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the subsequent acquisition by a subsidiary of Smithfield) which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other expenses of issuance and distribution.

	Per Offering*
Securities and Exchange Commission Fee	$	**
Fees and Expenses of Trustee		10,000
Printing Expenses		20,000
Counsel Fees		40,000
Rating Agency Fees		30,000
Accountant Fees		30,000
Listing Fees		***
Miscellaneous		10,000

Total		$140,000

*	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable. The amounts shown are estimated of expenses for a single offering of securities under the registration statement, but do not limit the amount of securities that may be offered.
**	Under SEC Rules 456(b) and 457(r), the Securities and Exchange Commission fee will be paid at the time of any particular offering of securities under this registration statement, and is therefore not currently determinable.
***	The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

Item 15.    Indemnification of directors and officers.

Under the Articles of Incorporation (the “Smithfield Articles”) of Smithfield Foods, Inc. (“Smithfield”), the liability of officers and directors to Smithfield or its shareholders is eliminated to the fullest extent permitted by Virginia law. Under Virginia law, the liability of an officer or director cannot be limited or eliminated if the officer or director engages in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law, including, without limitation, any claim of unlawful insider trading or manipulation of the market for any security.

To the fullest extent permitted by Virginia law, the Smithfield Articles require it to indemnify any director or officer who is, was or is threatened to be made a party to any proceeding because he or she is or was a director or officer of Smithfield, or because he or she is or was serving Smithfield or any other legal entity in any capacity at the request of Smithfield while a director or officer of Smithfield, against any liability, including reasonable expenses and legal fees, incurred in the proceeding. Under the Smithfield Articles, “proceeding” is broadly defined to include pending, threatened or completed actions of all types, including actions by or in the right of Smithfield. Similarly, “liability” is defined to include not only judgments, but also settlements, penalties, fines and certain excise taxes. The Smithfield Articles also provide that it may, but is not obligated to, indemnify its other employees or agents. The indemnification provisions also require Smithfield to pay reasonable expenses incurred by a director or officer of Smithfield in a proceeding in advance of the final disposition of any such proceeding, provided that the indemnified person undertakes to repay Smithfield if it is ultimately determined that such person was not entitled to indemnification. Virginia law does not permit indemnification against willful misconduct or a knowing violation of the criminal law.

The rights of indemnification provided in the Smithfield Articles are not exclusive of any other rights which may be available under any insurance or other agreement, by vote of stockholders or disinterested directors or otherwise. However, no person shall be entitled to indemnification by Smithfield to the extent such person is indemnified by another, including an insurer. In addition, the Smithfield Articles authorize Smithfield to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of Smithfield, whether or not Smithfield would have the power to provide indemnification to such person, to protect any such person against any liability arising from his or her service to Smithfield or any other legal entity at the request of Smithfield.

Item 16.    Exhibits.

Exhibit No.	Description of Document

1.1	Form of Underwriting Agreement.*

4.1

Articles of Amendment effective August 29, 2001 to the Amended and Restated Articles of Incorporation, including the Amended and Restated Articles of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 3.1 to the Company’s Amendment No. 1 to Form 10-Q Quarterly Report filed with the SEC on September 12, 2001, File No. 001-15321).

4.2	Form of Articles of Amendment establishing Preferred Shares.*

4.3

Amendment to the Bylaws effective May 7, 2007, including the Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 7, 2007, File No. 001-15321).

4.4

Rights Agreement, dated as of May 30, 2001, between the Company and ComputerShare Investor Services, LLC, Rights Agent (incorporated by reference to Exhibit 4 to the Company’s Registration Statement on Form 8-A filed with the SEC on May 30, 2001, File No. 001-15321).

4.5	Form of Senior Indenture between Smithfield Foods, Inc. and U.S. Bank National Association, as Trustee, as supplemented from time to time (filed herewith).

4.6	Form of Subordinated Indenture between Smithfield Foods, Inc. and U.S. Bank National Association, as Trustee, as supplemented from time to time (filed herewith).

4.7	Preferred Stock Certificate.*

4.8	Common Stock Certificate (incorporated by reference to Exhibit 3 to the Company’s Registration Statement on Form 8-A filed with the SEC on May 30, 2001, File No. 001-15321).

4.9	Form of Rights Certificate (incorporated by reference to Exhibit 5 to the Company’s Registration Statement on Form 8-A filed with the SEC on May 30, 2001, File No. 001-15321).

4.10	Form of Supplemental Indenture to Senior Indenture.*

4.11	Form of Supplemental Indenture to Subordinated Indenture.*

4.12	Form of Purchase Contract Agreement.*

4.13	Form of Pledge Agreement.*

4.14	Form of Deposit Agreement including form of Depositary Receipt.*

4.15	Form of Preferred Shares Warrant Agreement.*

4.16	Form of Common Shares Warrant Agreement.*

Exhibit No.	Description of Document

5.1	Opinion of McGuireWoods LLP, counsel to Smithfield Foods, Inc., with respect to the Offered Securities (filed herewith).

12.1	Ratio of earnings to fixed charges (filed herewith).

23.1	Consent of McGuireWoods LLP (contained in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP (filed herewith).

23.3	Consent of Deloitte & Touche LLP (filed herewith).

24.1	Powers of Attorney (included on signature page).

25.1	Statement of Eligibility of U.S. Bank National Association for the Senior Debt Securities and Subordinated Debt Securities (filed herewith).

*	To be filed by amendment or incorporated under cover of Form 8-K.

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

In a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Smithfield Foods, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Smithfield, Commonwealth of Virginia, on June 6, 2007.

SMITHFIELD FOODS, INC.

By:	/s/ C. LARRY POPE
C. Larry Pope President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the date set forth above. Each person whose signature appears below hereby appoints C. Larry Pope, Michael H. Cole and Robert W. Manly, IV, and each of them singly, such person’s true and lawful attorneys, with full power to them and each of them to sign, for such person and in such person’s name and capacity indicated below, any and all amendments and post-effective amendments to this registration statement and file any registration statement registering additional securities under Rule 462 (b) of the Securities Act of 1933, and generally to do all things in their name in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Name	Title

/s/ JOSEPH W. LUTER, III Joseph W. Luter, III	Chairman of the Board and Director

/s/ C. LARRY POPE C. Larry Pope	Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ ROBERT L. BURRUS, JR. Robert L. Burrus, Jr.	Director

/s/ CAROL T. CRAWFORD Carol T. Crawford	Director

/s/ PAUL J. FRIBOURG Paul J. Fribourg	Director

/s/ RAY A. GOLDBERG Ray A. Goldberg	Director

/s/ WENDELL H. MURPHY Wendell H. Murphy	Director

/s/ FRANK S. ROYAL M.D. Frank S. Royal M.D.	Director

/s/ JOHN SCHWIETERS John Schwieters	Director

/s/ MELVIN O. WRIGHT Melvin O. Wright	Director

Name	Title

/s/ ROBERT W. MANLY, IV Robert W. Manly, IV	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ JEFFREY A. DEEL Jeffrey A. Deel	Corporate Controller (Principal Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description of Document

1.1	Form of Underwriting Agreement.*

4.1

Articles of Amendment effective August 29, 2001 to the Amended and Restated Articles of Incorporation, including the Amended and Restated Articles of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 3.1 to the Company’s Amendment No. 1 to Form 10-Q Quarterly Report filed with the SEC on September 12, 2001, File No. 001-15321).

4.2	Form of Articles of Amendment establishing Preferred Shares.*

4.3

Amendment to the Bylaws effective May 7, 2007, including the Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 7, 2007, File No. 001-15321).

4.4

Rights Agreement, dated as of May 30, 2001, between the Company and ComputerShare Investor Services, LLC, Rights Agent (incorporated by reference to Exhibit 4 to the Company’s Registration Statement on Form 8-A filed with the SEC on May 30, 2001, File No. 001-15321).

4.5	Form of Senior Indenture between Smithfield Foods, Inc. and U.S. Bank National Association, as Trustee, as supplemented from time to time (filed herewith).

4.6	Form of Subordinated Indenture between Smithfield Foods, Inc. and U.S. Bank National Association, as Trustee, as supplemented from time to time (filed herewith).

4.7	Preferred Stock Certificate.*

4.8	Common Stock Certificate (incorporated by reference to Exhibit 3 to the Company’s Registration Statement on Form 8-A filed with the SEC on May 30, 2001, File No. 001-15321).

4.9	Form of Rights Certificate (incorporated by reference to Exhibit 5 to the Company’s Registration Statement on Form 8-A filed with the SEC on May 30, 2001, File No. 001-15321).

4.10	Form of Supplemental Indenture to Senior Indenture.*

4.11	Form of Supplemental Indenture to Subordinated Indenture.*

4.12	Form of Purchase Contract Agreement.*

4.13	Form of Pledge Agreement.*

4.14	Form of Deposit Agreement including form of Depositary Receipt.*

4.15	Form of Preferred Shares Warrant Agreement.*

4.16	Form of Common Shares Warrant Agreement.*

5.1	Opinion of McGuireWoods LLP, counsel to Smithfield Foods, Inc., with respect to the Offered Securities (filed herewith).

12.1	Ratio of earnings to fixed charges (filed herewith).

23.1	Consent of McGuireWoods LLP (contained in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP (filed herewith).

23.3	Consent of Deloitte & Touche LLP (filed herewith).

24.1	Powers of Attorney (included on signature page).

25.1	Statement of Eligibility of U.S. Bank National Association for the Senior Debt Securities and Subordinated Debt Securities (filed herewith).

*	To be filed by amendment or incorporated under cover of Form 8-K.